Form C

Cover Page

Name of issuer:

Seven Stills, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/22/2018

Physical address of issuer:

1439 Egbert Ave Unit C
San Francisco CA 94124

Website of issuer:

http://sevenstillsofsf.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

5,000

Price:

$10.06000

Method for determining price:

Pro-rated portion of the total principal value of $50,300; interests will be sold in increments of $10.06.

Target offering amount:

$50,300.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,066,360.00

Deadline to reach the target offering amount:

1/18/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

25

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$867,468.00	$555,052.00
Cash & Cash Equivalents:	$102,106.00	$37,876.00
Accounts Receivable:	$0.00	$56,463.00
Short-term Debt:	$252,342.00	$217,107.00
Long-term Debt:	$328,267.00	$98,829.00
Revenues/Sales:	$1,179,655.00	$621,833.00
Cost of Goods Sold:	$216,933.00	$122,835.00
Taxes Paid:	$0.00	$0.00
Net Income:	$103,864.00	$123,767.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Seven Stills, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tim Obert	CEO	Seven Stills	2018
Clint Potter	COO	Seven Stills	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tim Obert	CEO	2018
Clint Potter	COO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Clint Potter	1035000.0 Class A Common stock	50.0
Tim Obert	1035000.0 Class A Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Consumer demands can change, and decreases in alcohol consumption could result in decreases in revenue.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Consumer disposable income could change, affecting the amount spent on premium beers and spirits.

If a violent or catastrophic incident occurred near our facility we could risk losing tourist and destination traffic.

In the case that several competitors opened up in the vicinity there is a chance we would lose foot traffic and revenues to our business.

Social media influencers could begin to dislike our products and discourage others from buying from us, which would result in a loss of revenues.

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Purchasers will not have voting rights, and therefore may have limited control over company operations. In addition, the two co-founders control 100% of the total voting power of the company as of July 2018, and prior to the closing of the offering will control over 85% of voting power.

Expanding our geographic footprint is an important aspect of our plans for growth. With those efforts come potential costs and risks that could affect our business success. We may not be able to meet our goals for expansion and see impacts to our business operations as a result.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

The Company is in the process of merging with Seven Stills, LLC, and expects this to be finalized prior to the closing of this offering. Should this merger not be completed on time or at all, it may affect investor's ability to be issued stock, as well as the overall operations of the Company. Furthermore, the Class E Common stock sold in this offering has not yet been authorized by the Company.

The Company has significant outstanding debt, totaling over $3 million. Should the company's revenues or costs vary from their predicted outcomes, the Company's financial position may be harmed. The Company is not prohibited from taking on more debt in the future.

Investors in this subscription agreement may forfeit their right to the shares if they violate the terms listed in the contracts provided.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,300**

Use of Proceeds: 95% -- Contributing to construction costs for 100 Hooper

5% -- Wefunder Intermediary Fee

If we raise: **$1,066,360**

Use of Proceeds: 95% -- Complete construction and buildout for our new distillery and space, 100 Hooper

5% -- Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The foregoing is a summary of the terms of the offering of common stock of Seven Stills, Inc. (the "**Company**") pursuant to Regulation CF of the Securities Act (the "**Offering**"):

Size of Offering: $1,066,360.

Securities Offered: 106,000 shares of the Company's Class E common stock (the "**Common Stock**").

Price Per Share: $10.06.

Minimum Subscription: 5,000 shares of Common Stock ($50,300).

Voting Proxy: The purchasers of shares of Common Stock in this Offering shall grant the Company's CEO a voting proxy to vote all on all of their shares of Common Stock.

Form CF, Subscription Agreement and Risk Factors: The purchase of the Common Stock involves a high degree of risk. Prior to participating in the Offering, prospective investors should carefully review the Form CF Offering Circular, including, but not limited to, the Risk Factors described therein, and the Subscription Agreement provided in connection therewith.

Investors in this subscription agreement understand and agree that it is a condition to Subscriber's acquisition of any Shares that Subscriber materially comply with the "tied-house" restrictions set forth in Sections 25500-25512 of the California Business and Professions Code. Subscriber represents and warrants that Subscriber:

(a) does not hold any ownership, directly or indirectly, in any Prohibited Business (as defined below), or in the premises upon which any such Prohibited Business is located, or in the furniture, fixtures or equipment in such business;
(b) is not an agent or employee of a Prohibited Business;
(c) has not furnished, given or loaned any money or other thing of value, directly or indirectly, to a Prohibited Business, or guaranteed the repayment of any loan or obligation owed by such Prohibited Business; and

(d) does not have an interest in the manufacture, importation, distribution, or retail sale of alcoholic beverage products in California or elsewhere.

For purposes of this Agreement, "Prohibited Business" means any alcoholic beverage retail or wholesale business, including, without limitation, hotels, restaurants, grocery stores, bars, taverns, cocktail lounges, convenience or liquor stores, any entertainment venue that serves alcoholic beverages (e.g., bowling alleys, movie theaters, stadiums), gas stations, night clubs, private or veteran clubs, and alcoholic beverage importers, wholesalers or distributors.

Investors in this subscription agreement acknowledge, understand and agree that for so long as Subscriber owns any Shares or other equity securities in the Company: (a) Subscriber shall not hold any ownership stake in any Prohibited Business; and (b) that the representations and warranties of Subscriber provided in Section 3.14 of the subscription agreement and Section 3.15 of the subscription agreement shall be true and correct at all times from and after the Subscription Date.

Please note that the $10.06 price per share is derived based on a $28,173,663.78 pre money company valuation of Seven Stills, Inc., assuming a fully diluted cap table consisting of 2,800,563 shares of capital stock. As disclosed in the offering materials, Seven Stills, LLC is the current operating company of the Seven Stills business. The issuer of the Class E Common Stock is Seven Stills, Inc. Prior to the initial closing of this campaign and the issuance of Class E Common Stock to subscribers, Seven Stills, LLC will be merged with and into Seven Stills, Inc., with Seven Stills, Inc. being the surviving entity. As part of the merger, Seven Stills, Inc. will issue capital stock to the current equity holders of Seven Stills, LLC and to other investors in the Seven Stills business. At the time of the initial closing of this campaign, the cap table will consist of 2,800,563 shares of capital stock on a fully diluted basis, and therefore, the $10.06 price per share in this campaign will reflect a pre money company valuation of $28,173,663.78.

Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Except as specified in Section 1.3.2, of the subscription agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of a majority of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Section 9.8 of the subscription agreement shall be binding upon the Subscribers and each transferee of the Shares, each future holder of all such securities, and the Company.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	300,000	0	Yes
Class A Common Stock	4,000,000	2,070,000	Yes
Class C Common Stock	250,000	0	No
Class D Common Stock	450,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

All classes of units have the same liquidation preferences. All classes aside from Class A and Class B are non-voting. Class B shareholders will receive a payout of 2x their original investment in the case of the dissolution of the company before any other investors are paid out. Any amount paid to these investors prior to dissolution is deducted from the final amount to be paid. The Class E Common Stock will be authorized at the closing of this offering.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

This stock offering is common stock and may be diluted or qualified by the rights of any other class of security if preferred stock is issued in the future.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	First Finance
Issue date	06/01/15
Amount	$150,000.00
Outstanding principal plus interest	$71,978.82 as of 07/01/18
Interest rate	10.0% per annum
Maturity date	06/01/20
Current with payments	Yes

Loan

Lender	PCV
Issue date	06/01/15
Amount	$187,006.00
Outstanding principal plus interest	$85,408.00 as of 07/01/18
Interest rate	7.0% per annum
Maturity date	01/01/20
Current with payments	Yes

Note secured by substantially all assets of the company

Loan

Lender	Live Oak
Issue date	10/01/17
Amount	$520,000.00
Outstanding principal plus interest	$481,589.00 as of 07/01/18
Maturity date	09/01/24
Current with payments	Yes

Principal interest 6.75% per annum in 2017, then increased to 7% per annum in 2018. The note is secured by substantially all assets of the Company.

Loan

Lender	Live Oak
Issue date	05/01/18
Amount	$2,604,000.00
Outstanding principal plus interest	$2,604,000.00 as of 07/01/18
Maturity date	05/01/31
Current with payments	Yes

The note bears interest at the prime rate plus 2.5%. The loan is to be repaid within twelve months of interest only payments followed by payments of principal and interest through May 20131.

Convertible Note

Issue date	10/01/15
Amount	$375,000.00

This financing round is with respect to Seven Stills LLC. These equity holders will be receiving Class B Common Stock of Seven Stills, Inc. upon completion of the anticipated merger.

Convertible Note

Issue date	01/01/18
Amount	$594,000.00
Interest rate	5.0% per annum
Discount rate	15.0%
Uncapped Note	Yes
Maturity date	01/01/21

Seven Still LLCs raised funds on behalf of Seven Stills Inc. Upon completion of the anticipated merger, the subscribers in this round will receive Class C Common Stock of Seven Stills, Inc.

Convertible Note

Issue date	07/01/18
Amount	$196,000.00
Interest rate	5.0% per annum
Discount rate	15.0%
Uncapped Note	Yes
Maturity date	07/01/21

Seven Still LLCs raised funds on behalf of Seven Stills Inc. Upon completion of the anticipated merger, the subscribers in this round will receive Class C Common Stock of Seven Stills, Inc.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2015	Section 4(a)(2)	Convertible Note	$375,000	General operations
11/2015	Section 4(a)(2)	Common stock	$375,000	General operations
10/2017	Section 4(a)(2)	Common stock	$593,000	General operations
1/2018	Section 4(a)(2)	Convertible Note	$594,000	General operations
7/2018	Section 4(a)(2)	Convertible Note	$196,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

For centuries, whiskey distillers believed that the flavor of the base beer didn't impact the finished whiskey so they'd use low-quality barley ingredients. Clint and I proved them wrong. In 2013, we started brewing high-quality craft beers to distill into whiskeys. The flavor profiles are drastically different between our products – and people love it. Now you can find Seven Stills craft beer and whiskey at our three San Francisco taprooms and more than 2,500 retail stores.

We've seen steady growth since launch and are on track to reach $3.5 million in sales this year, a 190% increase from last year. In five years, we aim to be the number one brewery and distillery in San Francisco with distribution throughout the United States.

Milestones

Seven Stills, Inc was incorporated in the State of Delaware in May 2018.

Seven Stills, LLC will merge into Seven Stills, Inc. upon issuance of all necessary licenses to do business. Upon the merger, Seven Stills, Inc. will absorb the entity Seven Stills, LLC and all equity purchased in the LLC will be reflected in the new corporation.

The objective of the merger is to act as a non-pass through entity, meaning investors will not receive an annual K-1 requiring them to pay taxes on any phantom income due to their ownership in the company. All taxes will be paid upon the eventual dissolution of the investors' equity.

The company plans to authorize class E common stock prior to the closing of this offering.

The milestones, historical results of operations, and liquidity and capital resources listed below are those of Seven Stills LLC, not Seven Stills Inc. Upon the completion of the merger, Seven Stills, Inc will gain these historical results of operation and resources.

The financial statements attached to this Form C are those of Seven Stills, LLC, not Seven Stills, Inc. Upon the completion of the merger, Seven Stills, Inc will gain the financial conditions of Seven Stills, LLC.

Since organization, Seven Stills LLC has:

- 2,500+ retail locations
- November 2016 - Opened first satellite taproom and restaurant in Outer Sunset of SF
- March 2018 - Completed expansion of brewing facilities to increase capacity 9x
- March 2018 - Opened second satellite taproom and restaurant in the Stanford Court in SF
- April 2018 - Signed lease for flagship brewery, distillery, restaurant, cocktail bar, taproom and retail shop in SoMa of SF.

Historical Results of Operations

- *Revenues & Gross Margin*. For the period ended December 31, 2017, the Company had revenues of $1,179,655 compared to the year ended December 31, 2016, when the Company had revenues of $621,833. Our gross margin was 81.61% in fiscal year 2017, compared to 80.25% in 2016.
- *Assets*. As of December 31, 2017, the Company had total assets of $867,468, including $102,106 in cash. As of December 31, 2016, the Company had $555,052 in total assets, including $37,876 in cash.
- *Net Income*. The Company has had net income of $103,864 and net income of $123,767 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities*. The Company's liabilities totaled $580,609 for the fiscal year ended December 31, 2017 and $315,936 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, Seven Stills, Inc. has been financed for $790,500 in equity and Seven Stills LLC has been financed for $375,000 in equity.

The Seven Still business has been financed with $3,461,006 in debt.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Seven Stills, LLC cash in hand is $50,000, as of June 2018. Over the last three months, revenues have averaged $250,000/month, cost of goods sold has averaged $60,000/month, and operational expenses have averaged $130,000/month, for an average net margin of $60,000 per month.

The company has raised 2.5million in debt for this most recent project that will go towards the opening of the new facility. Kilroy Realty Group, the developers, have also given us $1.2million to complete the project in exchange for being in their building. We've also raised $600k from existing investors for this recent project. If we reach our maximum goal on Wefunder we will not seek further funding. If we only reach our minimum funding target we will seek investments from more traditional investors and VCs. The total cost of the project is $5.5mil.

If our Wefunder campaign is successful, we plan to open in November of 2018. We generally do 53% of our total sales in Q4 of the year. Because our expenses for the first 18 months will be nominal, as our rest estate company is covering our rent, we expect the new location to become profitable within a month. When we opened our satellite facility in 2016 it was profitable within the first week.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.sevenstillsofsf.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Seven Stills Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Clint Potter
Tim Obert

Appendix E: Supporting Documents

Wefunder Explore News FAQ Search START RAISING FUNDS Login Sign Up

INVEST IN SEVEN STILLS



SEVEN STILLS
CHOCASMOKE
LOS PECHOS DE LA CHOCA

min. target met

$197,327
raised of $1.07m max target from 146 investors

Fundamentally changing how whiskey is made

For centuries, distillers made whiskey from low-quality beers, thinking it didn't affect the whiskey's final flavor profile. We proved them wrong. We make craft whiskeys from high-quality craft beers, each with a dramatically different flavor profile. Since we started in 2013, we've grown 100+ percent each year, and are now raising funds to open a new 18,000 square foot flagship facility in SF's rapidly-developing Mission Bay neighborhood to keep up with the high demand.



Tim Obert
Co-Founder & CEO
Founder and CEO of the fastest growing brewery and distillery in San Francisco

Why you may want to invest

1. On track for $3.5M in sales this year, up from $1.17M in 2017.
2. Grown 100+ percent each year since launch.
3. Raised $968K in pre-seed round.
4. New location will share building with Adobe's new HQ with 5,000 employees.
5. Profitable.
6. 2,500+ retail locations.
7. Produce craft whiskey made from craft beers and craft beers.

Our Ambition

In five years, we aim to be the number one brewery and distillery in San Francisco with distribution throughout the United States. We've seen steady growth since launch, growing at a rate of 100+ percent each year. We're on track to reach $3.5 million in sales this year, a 190% increase from last year.

Seven_Stills_Series_A_Investor_Deck.pdf

https://sevenstillsofsf.com

San Francisco, CA

$ 503 min

Invest

REMIND ME (21)

What you are investing in

Priced Round

$28.2M pre-money valuation

$10.06 per share
Common Stock
$25K+ pro rata right threshold

If you invest, you're betting Seven Stills will be worth more than $28.2M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$503+
Gold Card Member - Receive 10% off at all Seven Stills locations + two complimentary tickets to the 100 Hooper Grand Opening Party

$1,006+
Gold Card+ Member - Receive 10% off at all Seven Stills location + four complimentary tickets to the 100 Hooper Grand Opening Party

$5,030+
Black Card Member - Receive 31% off at all Seven Stills locations + four complimentary tickets to the 100 Hooper Grand Opening Party

$10,060+
Black Card Member w/ Locker - Black Card Membership + Receive 31% off at all Seven Stills locations + four complimentary tickets to the 100 Hooper Grand Opening + One Year Complimentary Whiskey Locker in Secret Bar at 100 Hooper

see less

lifestyle distillery brewery alcohol retail entertainment

Why I Like Seven Stills

I met Tim and Clint when they were operating out of a storage facility still proving to the world distilling craft beer creates new and wonderful taste profiles. I remember the hockey-stick sales growth curve Tim showed me on a small whiteboard in that facility - he's bought a much bigger whiteboard since that day so they can track their sales! It's been amazing to see these two hustle and establish Seven Stills as a premier whiskey distillery & brewery in such a short time. I'm really excited to see the next stage of growth for Seven Stills and see them become a staple in every bar across America.

David Shin
LEAD INVESTOR, SEVEN STILLS

THE BUZZ ABOUT SEVEN STILLS

Seven Stills' bright and industrial tasting room is a great place for small groups thanks to tables, counters, and stools made out of barrels.

Thrillist
Food, drink, travel and entertainment site

Chocosmoke is delicious, chocolatey upfront and earthy like sourdough crust, and Whipnose is astonishing. Distilling amplifies the flavors of mash, but it also has a way of eliminating bitterness and softening sour notes, which makes good work of an IPA's hoppy profile. Additionally, the process seems to enhance an IPA's aromas, but on the tongue it leaves a pleasant, prickly sharp whiskey that's as fresh and sweet as a mowed lawn.


Molly Gore
Food Writer for Edible San Francisco

Tomahawp isn't overdone. The nose finds plenty of musky, peppery hop aromas, but underneath that bitterness there's a mint chocolate note and hints green apple as well as coffee. The palate kicks off unsurprisingly, a tobacco and heavy herb note, with hits of cloves and burnt toast lingering. The finish is sweeter than expected, but spicy with black pepper and showing lingering coriander notes. Tomahawp doesn't reinvent the world of IPA-distilled whiskeys, but it's still a well-crafted example of the style.


Christopher Null
Editor-in-Chief of Drinkhacker

We have the ability to play around with different types of grains, with chocolate grains and different toasts. That opens up a whole new world of possibilities. I find that these are more complex.

Jeff Harber
Distiller at Seven Stills Brewery and Distillery

Seven Stills owners Tim Obert and Clint Potter offer the best of both worlds for whiskey lovers and hop-heads: whiskeys made from their own craft beers. The spirits are produced in a towering copper pot still at the brand's 4,400-square-foot Bayview facility. The space was designed by Obert himself, who brought in local street artists to adorn the walls. The 30-minute tour includes a tasting flight of the brand's four whiskeys, distilled from a chocolate oatmeal stout, a double IPA, a coffee porter and a sour beer. In early 2017, Seven Stills launched the Lawton Taproom, an Outer Sunset bar where fans can sample the brewery's craft beers and shandies.

Lauren Sheber
Writer for Time Out

Seven Stills of SF, the city's newest and only mainland distillery. Their initial public offering: a small batch of notably non-Russian vodka called California Courage. Now available online and in a handful of city shops and bars, Courage has a subtle, almost citrus hint of corn sweetness that isn't cloying — smooth enough to sip straight, light and soft enough that it won't offend more delicate buds.

InsideHook
Lifestyle Magazine

San Francisco Chronicle

The beers and whiskeys of Seven Stills

Toff Plonker ESB (6.5%, $7/glass): At 6.5 percent and much paler than its counterparts, this Extra Special Bitter is not quite true to the English style, but it nevertheless delivers the requisite nutty malt overtones and subtle tea-like hops.
July 1, 2018 @ sfchronicle.com

San Francisco Chronicle

How the surging Seven Stills found the magic formula of beer and spirits

"Quiet on the set!" The director is shouting, flanked by a woman behind the bar grasping a boom pole and a man adjusting his camera. A forklift by the 300-gallon copper whiskey still has ceased beeping and filming is set to resume when Tessie, a
July 1, 2018 @ sfchronicle.com

INSIDEHOOK

Still Waters

From apocryphal Mark Twain quotes about our frigid summertime to the acceptability of assless chaps, SF is no stranger to the poetic lie. So, too, the myth of the SF distillery. Much as we love Alameda and TI (and the booze there made), neither floats
June 14, 2018 @ insidehook.com

GILT

Seven Stills Brewery & Distillery in San Francisco | Gilt.com

This innovative brewery and distillery (which creates whiskey from its own craft beer) is a spirited place for holiday parties, New Year's Eve and upbeat tours.
June 14, 2018 @ gilt.com

THRILLIST

Seven Stills: A San Francisco, CA Bar.

Whiskey distilled from craft beer is the name of the game at Seven Stills Brewery. The process begins with house-made beer, whose varieties include "beerceptions" (beer that's been aged in a whiskey barrel made from the same beer...meta, we know), and
June 14, 2018 @ thrillist.com

Hoodline

Barred From Serving Liquor, Bayview Craft Distillery Seeks Public Support For Code Amendment | Hoodline

Three years ago, college friends Tim Obert and Clint Potter started an experiment in the concept of making whiskey from craft beer. The idea quickly grew into a business, and this July, Seven Stills opened its doors in a 4,400-square-foot brewery/distillery
June 14, 2018 @ hoodline.com

abc NEWS

The new trend in craft beers - turning them into whiskey

A shot of whiskey and a chaser of beer has long been a standby after a hard day of work or during a night out. But now, the two drinks are being fused together in a whole new way. Distilleries are now making whiskey out of craft beer.
May 4, 2018 @ abc7news.com

Review: Seven Stills of San Francisco Tomahawp Whiskey

Seven Stills of San Francisco continues its march of collaborative whiskeys with Tomahawp. It starts as a Double IPA (also called Tomahawp) brewed in collaboration with Alvarado Street Brewery. The whiskey takes the Tomahawp beer and ages it in

April 3, 2018 @ drinkhacker.com

Rule-Breaking Craft Brewery and Distillery Takes Over Nob Hill Hotel Bar

Seven Stills of San Francisco, a craft brewery and distillery gaining a reputation for its fresh beer and craft whiskey distilled from that beer, is opening a new, upscale outpost to showcase its many unique products: A bar inside the Stanford Court Hotel

March 29, 2018 @ sf.eater.com

Seven Stills Finds a Niche Between Beer and Whiskey

San Francisco is a city saturated: single-origin coffee, pickles, artisanal cutting boards, leatherworkers, flannel, craft beer. For the last of these, our scene has proven to have the invisible elasticity of a clown car when it comes to holding legions of triple-

March 21, 2018 @ ediblesanfrancisco.ediblecommunities.com

Seven Stills

Seven Stills owners Tim Obert and Clint Potter offer the best of both worlds for whiskey lovers and hop-heads: whiskeys made from their own craft beers. The spirits are produced in a towering copper pot still at the brand's 4,400-square-foot Bayview

February 7, 2017 @ timeout.com

Seven Stills Distillery to Host Grand Opening of Distillery and Tasting Room at UrbanPointSF - The Registry

Industry and Media Launch Party at Dolmen Property Group's PDR Space in Bayview SAN FRANCISCO (July 13, 2016) - Seven Stills of SF, a local distillery specializing in creating whiskey's distilled from their own craft beers, will hold a Grand Opening for

July 14, 2016 @ news.theregistrysf.com

Seven Stills Distillery Opens in Bayview With Whiskey Distilled From Beer

Bayview is shaping up to be San Francisco's hot new brewery and distillery destination, with places like Laughing Monk and Sequoia Sake leading the charge. Now, Seven Stills, a whiskey distillery, has joined the party, bringing its whiskey

June 9, 2016 @ sf.eater.com

Seven stills SF interview

Both are in their late 20s and some of the youngest distillers in the country, but what's even more special is their approach to Whiskey from the beer drinker's perspective. Tim's drink of choice is beer.

December 10, 2015 @ flaviar.com

Seven Stills, a New Craft Distillery, Takes Shape in San Francisco

A new craft distillery from a pair of beer and whiskey enthusiasts is taking shape at the edge of Potrero Hill (2501 Cesar Chavez), and it's called Seven Stills. It's the project of two guys, Tim Obert and Clint Potter who studied business together at UC

March 29, 2013 @ grubstreet.com

We're Fundamentally Changing How Whiskey is Made


SEVEN STILLS
CHOCASMOKE
A STILL FOR EVERY HILL

Craft beer is booming. But what about craft whiskey? Most people don't realize that whiskey actually starts out as beer. For generations, the conventional wisdom was that the base beer doesn't affect the flavor the finished whiskey. But in 2013, we started making amazing craft beers, then distilling them into whiskey. We ended up with craft whiskeys that are drastically different in flavor depending on whether the beer is an IPA, a sour, or a stout.

We're Building Our Fourth Taproom – the Biggest One Yet



We're building a new flagship brewery / distillery / taproom / restaurant. It's 18,000 square feet at 100 Hooper, in San Francisco's Mission Bay neighborhood, less than a mile from AT&T Park (home to the San Francisco Giants) and the Chase Center (the soon-to-be home for the Golden State Warriors). With so much space, we're putting in a massive tasting bar, retail area, restaurant, kitchen, and even a private lounge, in addition to our brewhouse. We share the building with Adobe's new headquarters for 5,000 employees – a built-in customer base for post-work happy hour.

Craft Whiskeys Made from Craft Beers




EIGHT POUNDS
Citra 'Cot Citra


SEVEN STILLS
EXPERIMENTAL SERIES
DISTILLED AND BOTTLED BY SEVEN STILLS SAN FRANCISCO, CA
WHISKEY
INSPIRED BY SOS

We started with our Core Series of seven whiskeys – one for each of the original seven hills of San Francisco. Each bottle is designed by a different local street artist. Since then, we've added the Collaboration Series, made together with other distilleries or visiting brewers, and the Experimental Series, one-off batches exclusively available at our distillery. For beer, we focus on massively dry-hopped, zero-IBU single and double IPAs.

Our Progress So Far

Between 2013 and 2017, Seven Stills has grown at 100+ percent each year, finishing off 2017 with sales of $1.17 million. Our brand is growing strong, and we're for $3.5 million in 2018 sales *without* our new taproom. 100 Hooper will mark our biggest and most audacious expansion yet, and when it opens in October, we're projecting an extra $4.4 million in sales just from direct-to-consumer sales.

2013
Tim and Clint Found Seven Stills
They put in $30,000 and got to work.

December 2015
Raised $775K Seed Round
Raised for construction of Bayview distillery.

July 2016
Opened Bayview Brewery and Distillery to Public

November 2016
Opened First Satellite Taproom and Restaurant in SF's Outer Sunset Neighborhood

October 2017
Started Canning Beers
People bought them as fast as we could produce them!

March 2018
Opened Second Satellite Taproom and Resataurant in SF's Stanford Court.

March 2018
Completed expansion of brewing facilities to increase capacity 9x

April 2018
Signed Lease for 18,000 Sq. Ft Taproom
Located right outside the new Warriors Stadium in SF's booming Mission Bay neighborhood.

Summer 2018
Taproom Construction
Located right outside the new Warriors stadium.

October 2018
New Taproom Open for Business!

Letter from the Founders

July 31, 2018

Dear Investors,

Thank you for considering investing in our company. When Clint and I founded Seven Stills we were 24-year-olds with the crazy dream of opening up a distillery. On top of that we were trying to open up the FIRST distillery to the public in one of the most expensive cities in the world. It took a lot of hard work and a lot of

When Clint and I founded Seven Stills in 2013 we were two 24-year-olds with an unbelievable amount of hustle and an unexplainable drive to start our own business and succeed.

Of course, there are many factors that should be considered when making a business decision but in my humble opinion, the most important aspect of any company is the founders. Clint and I have had tremendous success growing our company and team over the last five years. We are currently profitable, with a team of 39 employees and a naturally growing business, but there is hardly a day that you won't be able to stop by the brewery/distillery without seeing me and Clint.

Sincerely,

Tim Obert

CEO

Doubled Growth Every Year Since Launch

And we're on track to hit $3.5 million this year, 63% higher than our original projection.

With our expansive new taproom opening in October, we project sales of $9.7 million. When we sell direct to consumers or to-go, we operate an 85% margin. For in-house consumption, it's 95%.


On Track to Hit $3.5M in 2018 Sales
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Annual Sales

Meet the Founders



Tim Obert

Co-Founder & CEO

Founder and CEO of the fastest growing brewery and distillery in San Francisco



Clinton Potter

Co-Founder & Distiller

Former Design Engineer, Learned Distilling from a member of the Irish Whiskey Society

AND THE REST OF THE TEAM



Rylan Ortiz

Head Brewer

Former Production, Packaging, and Wort Production at Speakeasy Ales and Lagers



Ryan Kelly

Head of Marketing

User Experience Creator through writing, research, strategy communication, and design



Mitchell Wackerman

Area Sales Manager

Experienced facilitator of high quality libations



Christine Bagwell

Events Manager

International Business at San Francisco State University, Experienced in Food and Beverage Industry



Michelle Schumaker

Area Sales Manager

Former Associate Production Manager- Gymboree, Former Assistant production Manager- Old Navy



Will Greeley

Designer

Illustrator influenced by classic cartoons | Focus- characters, precise draftsmanship, color schemes



Sean O'Leary

Manager

Founder of Nosotros SF, Experience in Service Industry as Manager and Kitchen Staff

Raised $5,791,333 From 146+ Investors

FUNDING HISTORY



Omar Paredes



Grant Heinitz



Alexander Viray

I like beer!



Daniel Tracy

Master Plumber/Owner



Scott Kaplan



Benjamin Goodwin

MORE INVESTORS

Interview

Wefunder interviewed Tim Obert on May 31, 2018.

– COLLAPSE ALL

WF: What is Seven Stills?

OBERT: We're a brewery and distillery. We founded our company in 2013. The model was super unique, which was to make whiskey out of craft beer. We started with that concept, and continued it for our first three and a half years. Then we started getting more into the craft beer, to leverage what we're working on with all these cool projects. Today, our intention is to have the craft beer alongside the whiskeys that we're making from the same craft beers.

WF: What does it mean to make whiskey from craft beer?

OBERT: We brew beer on site, then use that to make whiskey. We're the only brewery and distillery on the same premises in the United States.

A lot of people don't realize that a whiskey essentially starts from a beer. A whiskey, in its basic form, is a mash that's been fermented from some kind of grain, usually barley or oats, or for bourbon, it's corn. That fermented mash is distilled. Then, that distillate is aged in barrels. What we found was, basically, that there was a crossover between that first step of making whiskey and the entire process of making beer. Most distilleries use a low-quality barley or low-quality corn and distillers yeast and crank out something as fast as they can.

What we started experimenting with was high-quality, specialty malted barley, high-quality California brewers' yeast, and a two- to three-week fermentation process that really let the flavors develop. At that point, we would distill the finished beer. It would be the same beer that we would put in a keg, but instead of kegging it or canning it, we would distill it. Then we would take the distilled alcohol from the beer, put it in a barrel, and age it to make whiskey. The common school of thought was that the flavor profile of the base beer don't have any impact on the finished whiskey, but our model has proven that wrong. All of the whiskeys we make are drastically different in flavor, based on whether they're coming from an IPA or a stout or a sour beer.

WF: How did you develop this hybrid brewing-distilling process?

OBERT: Years ago, Clint and I were sitting at a bar drinking beer, and he was telling me about a class he was taking at UC Berkeley where he was learning that whiskeys were made from low-quality beer. We had had a couple of drinks, and I had this "Oh!" moment where I said, "We should take some of the beers that I'm home-brewing and distill them." It was just a fun experiment. We went online and bought a 10-gallon pot still for about $500. We would get together once a week at Clint's parents house and distill a batch of beer that I had brewed the previous week.

While we were doing that, I started going to the top liquor stores in San Francisco, like Healthy Spirits or Cask, to ask them what they had that was similar to this. They pointed to the obvious people working on projects like this -- for example, Corsair, which uses specialty grains and makes some hopped whiskeys and the like. But we ran out of things to compare it to really quickly. Since there was nobody else doing it, we decided we should be the ones to do it.

Clint was planning to go to grad school. He had saved up about $15,000. I had about $15,000 in my savings account that I had saved from running a transcription business. I asked him if he would take the money that he had saved up to start a business with me. He said yes, and we started the business in 2012. We incorporated in 2013 and opened for business in August of that year.

WF: How have you grown in the last five years?

OBERT: We're insanely scrappy. We started with $30,000. We used that money to contract distill a batch of whiskey, and then we just hit the streets. We had a license that allowed us to self-distribute, so we made about 30 gallons of whiskey with the first run. That's about six five-gallon barrels. Clint and I would park our car on one block of San Francisco and walk down the street and start offering tastes of our whiskey to business owners. If they liked it, they would place an order for one to three bottles. We would run back to Clint's car or my car and pick up the bottles, bring them back with an invoice, and drop it off right there.

We eventually recovered our money and made a little bit more, which we used to make 60 gallons of whiskey. Then we made 120 gallons, and then 240 gallons, and it got to the point where we were making 240 gallons of whiskey like every other week and the people we contracted with were not able to keep up with us. At that time, we used a brewery to produce our beer and then we used a distillery to produce our spirits. We would go to the East Bay, brew a batch of beer, rent a tanker truck, and drive it up to the distillery. Then we would rent a U-Haul, fill it up with the un-aged whiskey, drive it back to a storage unit in San Francisco, and age it. We did that for about three years.

In 2015, we reached capacity with our contract facilities, so we decided to open up our own brewery-distillery. That was phase two of our business, and that's when things started absolutely taking off. We opened up the brewery and distillery in Bayview in San Francisco in August 2016. We were the first distillery open to the public in San Francisco's history. That definitely helped keep the lights on, because opening our facility to the public allowed us to offer tastings, do tours, and sell bottles directly to consumers. Our revenue started increasing drastically as soon as we opened that spot.

We ended up opening our first satellite location in November 2016, a taproom in the Sunset where we serve our beers. We're also serving food. In 2017, we just fought to keep up with all of the expansion. We started canning beers in October 2017. They started selling out faster than we were making them, which was kind of the same issue we had with the whiskey a few years earlier. We started looking for a way to make more beer just to keep up with the demand. We're planning to make 5,000 barrels of beer this year, and that 5,000 is pre-selling out before we're able to make it. It's absolutely crazy.

We just finished an expansion at the distillery on Egbert. Now, we're in the middle of opening up a much larger flagship facility in Mission Bay of San Francisco. It's about three blocks away from where the new Warriors stadium is going to be opening in 2018. We're planning a 19,000 square foot brewery, distillery, restaurant, cocktail bar, taproom, and bottle shop, and then we're going to create a hidden upstairs room that will be invitation-only. That expansion will catapult us to 20,000 to 30,000 barrels per year, from the 5,000 we're doing now. We've gone from growing 100% per year to 350% this year and anticipate another 200% next year.

WF: What are your revenues? ^

OBERT: In 2013, we did about $100,000 in sales, and we were only open from August to December. The second year we did about $250,000. In 2015, we did $500,000 or $600,000. Then, last year, we sold about $1.2 million. This year we're projecting close to $3.5 million.

It's important to note that that's $3.5 million without the new Mission Bay project. With the new project, we're projecting an extra $4.4 million in revenues per year in just direct-to-consumer sales. By the end of 2019, we're projecting a minimum of $10 million per year.

WF: What flavors are you focused on now? ^

OBERT: I am so into craft beer it's not even funny. I'm always seeking out the absolute best things. What I've started trying to do is to just make things that match what I want to buy and what the people I hang out with want to buy. One of the most important parts of my process is traveling throughout California and trying new beers. This state has completely different styles. Some of them don't taste like a beer at all. I hadn't really been into the idea of packaging beer until I started trying zero-IBU beers. I just thought, "This is unbelievable." Then I started looking at who else is using the model of an IBU of zero. Traditional IPAs use a bunch of hops in the boil kettle and you make it super bitter and super hoppy. Zero-IBU beers use zero hops in the boil kettle. It's all aromatic. Basically, it tastes like a can of juice. I saw breweries like Monkish and Treehouse and Trillium and Hill Farmstead and Alvarado Street, who are spread across the country but are doing the exact same model -- they're making these insanely juicy single and double IPAs and they're selling them direct to consumers in 16-ounce cans. They're doing between 200 and 500 cases per release and selling out in a matter of hours.

I decided we've got to do this exact same thing, but what I'm trying to do is take their model and make it more approachable for everybody. These guys are selling extremely quickly and making so much money just from direct-to-consumer sales. We did the math on Treehouse, and I think they're doing $20 million a year in direct-to-consumer can sales from IPAs. It's absurd. And these are breweries that most people haven't even heard of. Monkish, down south, sells about 360 cases per week direct to consumers.

Basically, for Seven Stills, we've already established the distribution model in California through our spirits because we've been distributing for the last four and a half or five years. We've got over 2,000 stores, bar,s and restaurants in California that carry our product. What we're trying to do is scale up with these juicy IPAs and put them into all the stores where we're already selling our whiskey. We've already got relationships throughout California, with Total Wine, Whole Foods, Bevmo, all of the specialty stores in the Bay Area. At this point, it's just a matter of making more.

WF: Why do you self-distribute? ^

OBERT: We have three locations with a fourth on the way, and then we try to push our product to our existing accounts and sell as much as possible. Self-distributing allows us to take an extra 35% margin. We have a warehouse. We recently hired three sales reps who are managing the Bay Area, and then we have a warehouse manager and driver.

WF: What's your sales breakdown?

OBERT: We're doing about 30% direct-to-consumer and about 70% wholesale. I'm working on promoting our Seven Stills locations a little more so we can get closer to 50/50 split.

We feel that getting people in our door, if they try our product, they're going to buy our stuff on the spot. Then when they're not coming to our location, they're going to go out to their local Whole Foods and buy it just because they had a good experience with us. That's why I really believe it's important to have a good blend of direct-to-consumer and wholesale. Obviously, it's a huge advantage to us to be able to have people come in directly to our facility, because we can educate them about our products, we can pour the whiskey or the beer exactly how we want it to be poured, and we can take them through the experience. We can create brand ambassadors much more effectively than we can with somebody who would just go to a bar and order our beer from a menu.

WF: What are your margins?

OBERT: We're operating on a 85% margin when we sell direct-to-consumer in to-go sales. For in-house consumption, it's like a 95% margin. In the tap room, we sell a $7 can, a $17 four-pack, which is $168 a case, compared to $78 wholesale. It's a 215% increase in sales when we sell direct for on-premise consumption.

WF: How do you plan to acquire more of the direct-to-consumer market?

OBERT: There are a ton of other breweries out there who are making really good products, but they're putting zero focus on their marketing or their salespeople. They're just expecting that the product is going to sell. That's simply not how it works. My strategy right now is extremely simple: I'm basically building a list of influencers. I have a list of about 100 people who are top posters on Instagram, on beer blogs, writers for the San Francisco Chronicle and San Francisco magazines and websites. All I do is send them a can of every beer we come out with. They post about it almost every time. An influencer with 65,000 followers on Instagram -- I send her a can and she posts it every single time. I've got about 50 people like that. They don't say that Seven Stills sent them cans; they just say, "Look at what I'm drinking." Then, all of a sudden, all these other people start seeing that this big influencer is posting stuff about our cans and they seek us out. I start getting emails. One post can lead to 20 to 30 emails per day.

It costs us about $10 a package to mail two cans together. We'll send out about 50-100 packages a month, so it costs us $500-$1000. The cans probably cost us $2 each to make. Total, that's about a $1,700 investment per month in influencer marketing.

We do some more traditional stuff, like advertising, too. It just doesn't work quite as well.

WF: What product are you most proud of?

OBERT: I think the biggest differentiator for us is our whiskeys. They're fundamentally different from craft beers. When Clint and I started Seven Stills, our whole goal was to make seven whiskeys out of seven unique craft beers for the seven hills of San Francisco. We have different street artists from the Bay Area design each bottle for us. Our flagship whiskey is a chocolate, oatmeal-style, peat-smoked malted barley. We won gold medals at the world spirits competition and at ADI for that. Our least traditional is our whiskey made from a double IPA with rye, Vermont maple syrup, and then hopped and dry hopped with cascade, centennial, and simcoe hops. It's crazy complex. It tastes like a concentrated IPA syrup, but it's 47% alcohol by volume. It's amazing.

Then, in addition to doing our core line, we do one collaboration with a different brewery every quarter. The one I'm most proud of recently is our collaboration with Sante Adairius, because in my opinion, they're the best sour brewery in the country. We were able to work with them on this new series. The first batch was aged in their Appreciation barrels, and we'll be releasing two more later this year. They were aged in West Ashley and Westly barrels. Westly has one of the highest trading values of any beers in the country. It's pretty exciting to get like these breweries with dedicated cult followings to partner up with us.

In terms of beer, our focus is on massively dry-hopped, zero IBU single and double IPAs. Eight Pounds per Barrel was one of the first ones we did that was insanely successful. It's got more than a four-star rating on Untappd after about 1,800 check-ins. That's now our regular IPA, which we're producing and canning every other week. Our other beer is always going to be just some other double IPA. The same kind of style, just a higher-alcohol, super-juicy, New England-style IPA.

WF: Why did you choose your new space in Mission Bay?

OBERT: The location is amazing. It's in an area that's totally booming right now. It's not as developed as downtown San Francisco, but it's on the cusp of just blowing up with the addition of the Warriors' stadium. Right now, 21st Amendment Brewery is the spot to go drink a beer before you watch a Giants game. They probably have 300 people in their bar during every single Giants game, just sitting there drinking beer and eating food. Their facility is maybe 6,000 square feet. They're pretty tiny compared to our new facility.

What we're trying to do is build a 21st Amendment Brewery for the Warriors stadium, on steroids. Our facility is 18,000 square feet. It's really close to the Giants stadium, too, just a five-minute trolley ride away. In addition to that, the top three stories of our building are being rented out by Adobe. That's their new headquarters. We're going to have a built-in customer base of 5,000 Adobe employees. Then, we're directly across the street from the California College of the Arts. That's another 6,500 students directly across the street.

Beyond that, the rent was really good. The developer is a publicly traded company, and they require amenities for certain projects. For this project, one of their desired amenities was a brewery. It's a really ballsy project to take on. It's going to cost us about $5 million to get it off the ground, but they gave us $1.2 million in a tenant improvement allowance that we're using for construction, plus 18 months of free rent. That's worth more than $1 million.

WF: What do you plan to do with the money you raise from Wefunder investors?

OBERT: We broke our raise into two phases. First, we did a pre-Series A that was intended to cover our soft costs, and that was for $700,000. We're hoping to raise more than $1 million from equity investors. Finally, our lender is giving us $2.65 million to cover all the equipment, furniture, fixtures, and general tangible assets.

WF: Walk me through the new space.

OBERT: Our architects have virtual reality technology, so although it's not constructed yet, we've actually walked through the space. You walk in on the west corner of the building, and there's a massive tasting bar right there. There's a giant wall of barrels that separates the tasting and retail area from the restaurant and bar area. On the tasting side, guests can come in and do a tasting flight. They can buy bottles to go, or explore while they're waiting to get a table.

From there, they walk into like the massive dining and cocktail bar area. On the right is the cocktail bar, featuring all of our spirits, including our vodka and whiskeys. We're going to do a bunch of draught cocktails. We're planning to hire a high-end bar manager to take over that program. At the end of the bar is our kitchen. It's about 2,000 square feet and inspired by street foods from around the world. Then that's just going to have a pass-through to the bar. Then, to the left, there's going to be a very large dining room with industrial-style tables and booths. There's seating for 120 guests in the dining room and 50 at the bar. And then, after you pass through the dining room, there's a giant outdoor beer garden with seating for another 50 people, with fire pits and full-service dining. Underneath the staircase, we're putting in a private lounge. That's for intimate dining seating that will be available for rental for private parties and stuff like that.

Finally, past the bar, there is going to be another wall of barrels. You're going to be able to push on one of the barrels and it's going to open a door and take you to a stairwell. Once you go through the stairwell, you'll go up the stairs to a speakeasy-style private whiskey bar on the second floor. We're going to put one-way glass there, which will allow patrons to overlook the entire facility, including the distillery and the dining room below. You'll be able to see everybody, but nobody will be able to see you. There, we're going to install whiskey lockers for our club members and bigger investors to use. They can have their guests come to this private speakeasy area and open their own bottles. We'll have a second bar upstairs with a draft tower with four beers for people to try. The draft tower downstairs will have 20-plus beers. We're going to put a pool table and lounge seating, super speakeasy style. Beyond that, there's a mezzanine that will be available for private events, but mostly it will be used for production.

In the back of the facility, we are moving our 300-gallon pot still. We're also purchasing a 750-gallon pot still, which will be the largest still in San Francisco. Finally, we're installing a 30-barrel brewhouse and twenty 60-barrel fermenters.

It's going to be incredible. We've been working on it for about 16 months. It took about a year to negotiate the terms with the developer. We signed the lease two or three months ago. Now we've been working with our architects and designing it.

WF: When do you plan to open the new facility? ^

OBERT: We plan to open in October 2018.

The builder is currently building the space to our specs. They left a lot of the facilities open, so once we finish the plans, we can have our general contractor go in and do the construction and finishing work. The base building is already there and everything is already constructed. They're just waiting for us to finish permitting so that we can do our construction, which should take about 50 days after the permits are issued.

WF: What has been your biggest challenge so far? ^

OBERT: Our biggest challenge by far has been keeping up with the growth. Demand for everything that we've done has outpaced our supply. We're constantly trying to expand and get creative without overextending ourselves and giving away too much of the company.

WF: What concerns do you have about the future? ^

OBERT: What really keeps me up at night is that I'm a crazy entrepreneur and I keep getting ideas no matter what time of day it is. I guess that should be scary, but it's not, really, it's just like I'm constantly trying to figure out something that we can do better or something that would be cool. I'm obsessed with taking things to the next level and constantly improving, which is not great if you're trying to have a stable business, but I like to keep things exciting.

WF: Who's on your team? ^

OBERT: Until 2015, it was Clint, my co-founder, and me. We hired my friend Jeff near the end of 2015. He helped us by bartending, making some sales, cleaning up some stuff, helping me brew a little bit. In 2016, we hired our first 10 people, mostly bartenders and a production assistant. Then, in 2017, we grew to 30 employees. As of now we're up to 39. We expanded so rapidly last year, it's crazy.

The way our team is structured is that Clint manages all production, so he's our COO. He manages all of the scheduling. Underneath him is our production manager, Rylan, who came from Speakeasy, and he ran their production until they went out of business. He's been working for us since then. He's one of the best brewers that I've ever met. We just hired Brandon, who is our head brewer. He came from Faction brewing. We've got Chris Lucas, who came from Bare Bottle Brewing. Our production team has two additional part-time staffers.

On my side of things, we're building out a sales team. I just hired Conner, who is our sales manager. He's regional. He came from Gus's Markets, a big grocery store chain in San Francisco, and he was working for a cider company before we recruited him. He's got a ton of experience in retail. Under, him we just hired two new sales reps: Michelle came from Cask, which is one of the biggest craft whiskey shops in San Francisco, and Mitchell from Morris Distributors. They're insanely skilled.

Additionally, we've got a marketing guy who runs all of our social media and all of our online content, Ryan Kelly. He was a marketing campaign manager for politicians and has a ton of experience in that area. We've got a design guy who does all of our creative conceptual stuff, including graphics. We hired him as an intern from CCA and he's grown with us for the last two years. We just hired our warehouse manager, who came from a health food warehouse management position.

All in all, our focus has really been on hiring the best people possible, who have more experience in their field than we do, so they can teach us.

Finally, I have an incredible team of advisors. Mike is my closest advisor. I work with him a couple of times a week. His background is in venture capital, so he really helps us out with the strategies, fundraising, financing, networking kind of stuff. He started Puenta Labs, and he's the advisor for another guy who started a cryptic currency company in San Francisco. Sam is one of my immediate advisors -- he is the vice president for mergers and acquisitions for SalesForce. I have his cell phone number and I call him when I have issues. He's this huge, huge player, and he's absolutely amazing. Finally, Chris is the CEO of Assay Advisors who specializes in mergers and acquisitions. He advises me on strategy as well.

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ASK QUESTION

Zach Herries Jul 28

How long is the Gold/Black Card valid for?



Tim Obert Co-Founder & CEO FOUNDER Jul 30

The cards are good forever.

Anthony Hutzol INVESTOR Jul 27

Hey there, I bought a whole bunch of the ICO beer to share with friends who are interested in investing also. We all have these codes for the free shares, and I am prepared to invest right now also. How do I translate the codes from the stickers into the WeFunder site?



Tim Obert Co-Founder & CEO FOUNDER Jul 27

Thanks for your question! If you visit sevenstillsofsf.com/ico there is a form that asks for your code. After the round is closed we will add the shares to your name on the cap table and send you an executed agreement.

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RISKS

1 Consumer demands can change, and decreases in alcohol consumption could result in decreases in revenue.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Seven Stills is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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